                                                                   EXHIBIT 10.1


                 THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

         THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Third Amendment"), dated as of June 16, 1997, is entered into by and between PARTY CITY CORPORATION, a Delaware corporation (the "Borrower"), and PNC BANK, NATIONAL ASSOCIATION, successor by merger to Midlantic Bank, N.A. (the "Bank").

                                    RECITALS:

         A. The Borrower and the Bank are parties to a certain Loan and Security Agreement, dated February 15, 1995, as amended by First Amendment to Loan and Security Agreement, dated as of October 6, 1995 (the "First Amendment"), and by Second Amendment to Loan and Security Agreement, dated as of December 15, 1996 (the "Second Amendment"; the Loan and Security Agreement, as amended by the First Amendment and Second Amendment and as the same may be further amended from time to time, the "Agreement"), pursuant to which (among other things) the Bank agreed to make revolving credit loans to the Borrower, the outstanding principal of which converted to term loans at scheduled intervals; and

         B. The Borrower has requested that the Bank amend certain terms of the Agreement to provide additional capital for general corporate purposes and for expansion of company-owned retail stores; and

         C. The Bank is willing to so amend the Agreement, upon and subject to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and for value received by each party, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.        DEFINITIONS

         1.1. EXISTING DEFINITIONS. Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Agreement. The definitions of the following defined terms used in the Agreement are amended as set forth herein and such amended definitions shall apply wherever such defined terms are used in the Loan Documents.

         (a) Amended Revolving Credit Note. The definition of the term "Amended Revolving Credit Note" set forth in the First Amendment is deleted and the following is substituted therefor:

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                  "'AMENDED REVOLVING CREDIT NOTE' shall mean the amended and restated promissory note of the Borrower, in substantially the form of Exhibit A annexed hereto, evidencing the Revolving Credit Loan and replacing the Amended Revolving Credit Note dated October 6, 1995."

         (b) Anniversary Date. The definition of the term "Anniversary Date" set forth in the Agreement is deleted in its entirety.

         (c) Eurodollar Rate. The definition of the term "Eurodollar Rate" set forth in the Agreement is deleted and the following is substituted therefor:

                  "'EURODOLLAR RATE' means, for each Eurodollar Rate Loan, the rate of interest per annum equal to the Adjusted LIBOR plus the applicable LIBOR Margin."

         (d) Interest Payment Date. The definition of the term "Interest Payment Date" set forth in the Agreement is amended to delete subsection (ii) thereof and to substitute the following therefor:

                  "(ii) as to Eurodollar Rate Loans having an Interest Period of one, two or three months, the last day of the Interest Period with respect thereto".

         (e) Interest Period. The definition of the term "Interest Period" set forth in the Agreement is amended to add the phrase ", two" after the word "one" in the third line thereof, and subsection (c) thereof is amended to delete the words "an Anniversary Date or".

         (f) Loans. The definition of the term "Loan" set forth in the Agreement is deleted and the following is substituted therefor:

                  "'LOANS' shall mean any Revolving Credit Advance made pursuant hereto."

         (g) Notes. The definition of the term "Notes" set forth in the Agreement is deleted and the following is substituted therefor, and all references to the term "Notes" in the Loan Documents shall hereafter be deemed to refer to the term "Note" as so defined:

         "'NOTE' shall mean the Amended Revolving Credit Note."

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                           (h) Permitted Indebtedness. The definition of the
                  term "Permitted Indebtedness" set forth in the Agreement, and all references thereto in the Loan Documents, are deleted in their entirety.

                           (i) Permitted Encumbrances. The definition of the
                  term "Permitted Encumbrances" set forth in the Agreement is amended to delete subsection (ix) thereof in its entirety and to delete Schedule 10.9 of the Agreement, as the Liens reflected thereon have been terminated.

                           (j) Revolving Credit Maximum. The definition of the
                  term "Revolving Credit Maximum" set forth in the Agreement is deleted and the following is substituted therefor:

                  "'REVOLVING CREDIT MAXIMUM' shall mean the sum of $20,000,000."

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         (k) Termination Date. The definition of the term "Termination Date" set forth in the Agreement is deleted and the following is substituted therefor:

                  "'TERMINATION DATE' shall mean June 30, 2000."

         (l) Term Loan. The definition of the word "Term Loan" set forth in the Agreement, and any reference to such term in the Loan Documents, is deleted in its entirety.

         (m) Term Note. The definition of the term "Term Note" set forth in the Agreement, and any reference to such term in the Loan Documents, is deleted in its entirety.

         1.2. ADDITIONAL DEFINITIONS. For purposes of the Agreement and the other Loan Documents, the following terms shall have the meanings assigned to them in this Section 1.2:

         (a) "LEVERAGE RATIO" shall mean the ratio of total liabilities to tangible net worth, as determined in accordance with GAAP.

         (b) "LIBOR MARGIN" shall mean, initially, one and one quarter percent (1.25%) per annum, and for each quarter thereafter, the following percent per annum based upon the Borrower's Leverage Ratio for such quarter in accordance with the following rates corresponding to the following Leverage Ratios:

                      LEVERAGE RATIO                             LIBOR MARGIN
                      --------------                             ------------

Less than 0.75:1.00                                                  .75%

Equal to or greater than 0.75:1.00 but less than
     1.25:100                                                       1.00%
Equal to or greater than 1:25:1.00 but less than
     1.75:1.00                                                      1.25%
Equal to or greater than 1.75:1.00 but less than
     2.0:1.00.                                                      1.50%

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

Equal to or greater than 2.0:1.00 but less than
     2.25:1.00                                                      1.75%

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Section 2.        THE REVOLVING CREDIT LOAN

         2.1.     AMENDMENTS TO THE REVOLVING CREDIT LOAN.

         (a) Section 2.1(a) of the Agreement is deleted and the following is substituted therefor:

                  "(a) Upon and subject to the terms and conditions hereof, the Bank agrees to make available, at any time and from time to time, until the Termination Date, for Borrower's use and upon the request of Borrower therefor, advances (each, a "Revolving Credit Advance"); provided, however, that after giving effect to each requested Revolving Credit Advance, at no time shall the sum of the aggregate amount of Revolving Credit Advances outstanding exceed the Revolving Credit Maximum."

         (b) Section 2.1(b) of the Agreement is amended to delete the first sentence thereof and to substitute the following therefor:

                  "Upon and subject to the terms and conditions hereof, and provided that no Event of Default has occurred and is continuing, until the Termination Date, Borrower may from time to time borrow, repay and reborrow under this Section 2.1."

         (c) Section 2.2 of the Agreement is amended to add the following language after the first sentence thereof:

                  "The Amended Revolving Credit Note shall provide for the payment of principal in full on the Termination Date and for the payment of interest in accordance with Section 4.1 and the Notice of Borrowing received from Borrower."

         (d) Section 2.3 of the Agreement is deleted in its entirety and the following is substituted therefor:

                  "2.3. USE OF PROCEEDS. Revolving Credit Advances shall be used for working capital needs in connection with the expansion of company-owned retail stores, the purchase of existing franchisees and for other general corporate purposes."

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         (e) Section 2.4(i) of the Agreement is amended to change the commitment fee from "1/4 of 1% per annum" to "one eighth of one percent (0.125%) per annum" of the average daily difference between (i) the Revolving Credit Maximum and
(ii) the outstanding balance of the Revolving Credit Loan.

         2.2. FACILITY FEE. A facility fee in the amount of $50,000 shall be payable by the Borrower to the Bank on the date of this Third Amendment. The Bank hereby acknowledges receipt of payment of $25,000 on account of such fee prior to the date hereof.

Section 3.        THE TERM LOANS

         3.1. Section 3 of the Agreement is deleted in its entirety.

Section 4.        INTERESTS, PAYMENTS, ETC.

         4.1. INTEREST RATES, PAYMENT DATES. Section 4.1(b) of the Agreement is deleted and the following is substituted therefor:

                  "(b) All Loans which are Eurodollar Rate Loans shall bear interest on the unpaid principal amount thereof at a rate per annum equal to the Eurodollar Rate for the applicable Interest Period."

         4.2. MANNER OF PAYMENT. Section 4.4 of the Agreement is amended to provide that payments shall be made to the Bank at its offices at Two Tower Center, East Brunswick, New Jersey 08816.

Section 5.        CONDITIONS PRECEDENT

         5.1. CONDITIONS TO THIS THIRD AMENDMENT. The Bank's agreement to amend the Agreement is subject to the conditions precedent that the Bank shall have received, or waived the receipt of, the following:

         (a) the Amended Revolving Credit Note, duly executed and delivered by Borrower to the Bank;

         (b) resolutions of the board of directors of Borrower, certified by the Secretary of Borrower as of the date hereof to be duly adopted and in full force and effect on such date, authorizing the execution and delivery of this Third Amendment and the increased borrowing hereunder;

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         (c) certificates of the appropriate Governmental Authorities, dated the most recent practicable date prior to the date hereof, showing that Borrower is organized and in good standing in the State of its organization and in each jurisdiction where it is qualified as a foreign corporation;

         (d) copies of (i) the certificate of incorporation of the Borrower and all amendments thereto, and (ii) the by-laws of the Borrower, certified by the Secretary of the Borrower as true and complete and in full force and effect as of the date hereof;

         (e) an opinion of St. John & Wayne, counsel to the Borrower, as to such matters relating to the Borrower and the Loans as the Bank may reasonably request;

         (f) UCC-1 financing statements deemed necessary by the Bank in its reasonable discretion in order to perfect its security interest in the Collateral;

         (g) results of UCC, judgment and tax Lien searches on the Borrower disclosing no Liens other than Permitted Encumbrances;

         (h) evidence that the insurance policies provided for in Section 7.20 of the Agreement are in full force and effect, with appropriate loss payable and additional insured clauses in favor of the Bank, certified by the insurer;

         (i) payment of the facility fee set forth in Section 2.2 of this Third Amendment; and

         (j) such other agreements, documents, corporate resolutions and certificates, filings, recordations and instruments as the Bank may reasonably request.

         5.2 Section 5.3 of the Agreement is deleted in its entirety.

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Section 6.        SECURITY

         6.1 Reaffirmation of Security Interest and Liens. The Borrower acknowledges and agrees that the security interests and other Liens granted by it to the Bank under the Agreement and the Loan Documents are and remain valid and first priority Liens on the Collateral (other than Permitted Encumbrances), and the Borrower represents and warrants that, as of the date hereof, there are no set-offs or defenses to the Bank's exercise of any rights or remedies available to it as a creditor in realizing upon the Collateral under the terms and conditions of the Loan Documents. The Borrower agrees that the Liens granted by it under the Agreement shall continue and shall secure the Obligations of the Borrower to the Bank, as amended as set forth herein.

Section 7.        RATIFICATION AND AMENDMENT OF REPRESENTATIONS,
                  WARRANTIES AND COVENANTS

         7.1. RATIFICATION. The Borrower hereby ratifies, confirms and restates, as if set forth herein in their entirety, all representations, warranties, covenants, acknowledgments and agreements set forth in Sections 6, 7, 8, 9 and 10 of the Agreement at and as of the date hereof (other than representations, warranties and covenants which expressly speak only as of a different date), and affirmatively states that all of the same are true and accurate as of the date hereof and shall be and remain in full force and effect, subject only to changes effected by this Third Amendment and/or changes previously disclosed to the Bank in writing. In addition, the Borrower represents and warrants to the Bank that:

         (a) Borrower has the power and authority to enter into this Third Amendment;

         (b) the execution, delivery and performance of this Third Amendment and the instruments and agreements executed and delivered by the Borrower in connection herewith have been duly authorized by all requisite corporate action and this Third Amendment and the instruments and agreements executed and delivered in connection herewith constitute the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with their terms;

         (c) the copies of good standing certificates delivered to the Bank pursuant to Section 5.1(c) above are true and correct copies of the respective certificates received from the appropriate Governmental Authorities;

         (d) the audited financial statements of the Borrower as at December 31, 1996 and unaudited financial statements of the Borrower as at September 30, 1996 and April 30, 1996, which were previously furnished to the Bank, were prepared in accordance with GAAP consistently applied throughout the period involved and present fairly the financial position of


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the Borrower as at the date thereof and the results of operations and cash flows of the Borrower for the period then ended;

         (e) no changes having a Material Adverse Effect have occurred since the date of such financial statements referred to in Section 7.1(c) above; and

         (f) no Default or Event of Default has occurred and is continuing or will result from the execution, delivery and performance of this Third Amendment and the instruments and agreements executed and delivered in connection herewith.

         7.2. AMENDMENT OF CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS.

         (a) Section 7.1 of the Agreement is amended to delete subsection (i) thereof and to substitute the following therefor: "(i) is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware;".

         (b) Section 7.5(b) of the Agreement is amended to reflect that the Borrower has no material obligations, contingent liabilities or liabilities for Governmental Charges, long-term leases or unusual forward or long-term commitments which are not reflected in the unaudited financial statements of the Borrower as of April 30, 1997.

         (c) Section 7.5(c) of the Agreement is deleted in its entirety.

         (d) Section 7.6 of the Agreement is amended to add the following language after the words "December 31, 1998" in the fourth line thereof:

                  ", the Borrower's annual operating budget for the Fiscal Year ending on December 31, 1997 and projections of Borrower's annual operating budget, balance sheet and cash flow statement for the Fiscal Year ending on December 31, 1998, previously delivered to the Bank".

         (e) Section 7.7 of the Agreement is amended to update Schedule 7.7 as set forth on Schedule 7.2(e) hereof.

         (f) Section 7.8 of the Agreement is amended to update Schedule 7.8 as reflected on Schedule 7.2(f) hereof.

         (g) Section 7.15 of the Agreement is amended to update Schedule 7.15 to reflect that all of the Intellectual Property Rights listed thereon have been registered with the United States Patent and Trademark Office.

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
         (h) Section 7.18 of the Agreement is amended to update Schedule 7.18 as reflected in Schedule 7.2(h) hereto.

         (i) Section 7.19 of the Agreement is amended to update Schedule 7.19 to add the following tradename thereto: "Party City, The Discount Party Super Store."

         (j) Section 8.1 of the Agreement is amended to add the following subsections (h) through (j), and to re-designate existing subsection (h) as subsection (k):

                  "(h) Within 20 days from the date of possession of any new store, a list of new store openings, including the address of each such store, together with (i) UCC-1 financing statements, in form acceptable to the Bank, duly executed on behalf of the Borrower, for filing in the appropriate state and local jurisdiction(s) and (ii) consent and waiver of the landlord of such store, in form and substance satisfactory to the Bank;

                  (i) Within 45 days after the end of each Fiscal Year, forecasted financial statements consisting of an income statement, balance sheet and cash flow statement for each Fiscal Year through the Termination Date, including details of expected store openings, Capital Expenditures and projected financing needs;

                  (j) Within 10 days after filing of same with the Securities and Exchange Commission, copies of all periodic reports or filings of any kind required to be filed pursuant to the Securities Exchange Act of 1934, as amended; and".

         (k)      The following new Section 9.12 is added to the Agreement:

                  "9.12 SUBSIDIARIES AND AFFILIATES. Within ten (10) days of the formation of any Subsidiary or Affiliate of Borrower, Borrower shall deliver to the Bank a guaranty by such Subsidiary or Affiliate, in form and substance satisfactory to the Bank, guaranteeing all of Borrower's Obligations to the Bank."

         (l) Section 10.1 of the Agreement is amended to delete subsection (i) thereof and to substitute the following therefor:

                  "(i) merge or consolidate with or acquire all substantially all of the assets or capital stock of, or otherwise combine with, any Person, except that the Borrower may acquire


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
                  assets or Capital Stock of any Person engaged in substantially the same or similar business as the Borrower;".

         (m) Section 10.6 of the Agreement is amended to delete subsection (iv) thereof and to substitute the following therefor:

                  "(iv) Indebtedness in respect of Capital Leases and Purchase Money Loans existing on the date hereof or hereafter incurred, provided that, in no event shall Borrower incur Indebtedness for Capital Leases in excess of $2,000,000 in any Fiscal Year and $3,000,000 in the aggregate at any time outstanding;".

         (n) Section 10.7 of the Agreement is deleted in its entirety.

         (o) Section 10.8 of the Agreement is amended to reflect that the minute books of the Borrower are retained at the offices of St. John & Wayne, located at Two Penn Plaza East, Newark, New Jersey.

         (p) Section 10.11 of the Agreement is amended to (i) delete the words "acquire any business, including, without limitation, existing franchisees" in lines six to seven thereof; and (ii) update Schedule 10.11 to reflect that all accounts listed thereon have been closed and any similar investments are now carried with the Bank.

         (q) Section 10.12 of the Agreement is deleted and the following is substituted therefor:

                           "10.12. CAPITAL EXPENDITURES. Borrower shall not make
                  Capital Expenditures in any Fiscal Year aggregating in excess of:

                                    (i)     for the Fiscal Year ending December
                                            31, 1997, an amount equal to
                                            $15,000,000;

                                    (ii)    for the Fiscal Year ending December
                                            31, 1998, an amount equal to (x)
                                            $20,000,000 plus (y) the lesser of
                                            (A) the amount by which Capital
                                            Expenditures of the Borrower, in the
                                            aggregate in Fiscal Year 1997, was
                                            less than $15,000,000, or (B)
                                            $3,000,000; and

                                    (iii)   for any Fiscal Year thereafter, an
                                            amount equal to (x) $20,000,000 plus
                                            (y) the lesser of (A) the amount by
                                            which

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                                            Capital Expenditures of the
                                            Borrower, in the aggregate in the
                                            prior Fiscal Year, was less than the
                                            sum permitted by this Section 10.12,
                                            or (B) $3,000,000;

                                    provided, however, that Capital Expenditures
                                            for the acquisition by the Borrower
                                            of six retail franchise stores
                                            (formerly owned by Les Fetes, Inc.,
                                            Party Town USA, Inc., Party City of
                                            Parsippany, Inc., Perry's Party
                                            City, Inc., Party City of Wayne,
                                            Inc. and Barbara's Party City, Inc.)
                                            in the Fiscal Year ending December
                                            31, 1997 shall be excluded for the
                                            purposes of this calculation.
                                            Notwithstanding anything in this
                                            Section 10.12 to the contrary, in
                                            addition to the Capital Expenditure
                                            allowance limits set forth in
                                            subsections (i), (ii) and (iii)
                                            above, the Borrower may make
                                            additional independent Capital
                                            Expenditures as follows:

                                                     (A) in an aggregate amount
                                            not to exceed $3,000,000 from the
                                            date hereof through the Termination
                                            Date, relating to the acquisition of
                                            existing franchise stores; provided,
                                            however, that the aggregate purchase
                                            price of all existing franchise
                                            stores through the Termination Date
                                            shall not exceed $4,000,000; plus

                                                     (B) in an amount not to
                                            exceed $14,700,000 from the date
                                            hereof through the Termination Date,
                                            the maximum net cash proceeds from
                                            the public offering of shares of
                                            capital stock of the Borrower in
                                            March 1997."

         (r) Section 10.13 of the Agreement is deleted in its entirety and the following is substituted therefor:

                  "10.13. TANGIBLE NET WORTH. Borrower shall not permit its tangible net worth, as determined in accordance with GAAP, at any time, to be less than $20,300,000 plus an additional sum equal to the greater of (i) $1,000,000, or (ii) fifty percent (50%) of the Borrower's after-tax earnings."

         (s) Section 10.15 of the Agreement is deleted and the following is substituted therefor:

                  "10.15. LEVERAGE RATIO. Borrower shall not permit its Leverage Ratio, measured at any time for such period, to be greater than:

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

                            PERIOD OF ANY FISCAL YEAR                          LEVERAGE RATIO
                            -------------------------                          --------------
                   July 1 through and including December 31                       2.25: 1.0
                   January 1 through and including June 30                        1.75:1.0."

         (t) The parties acknowledge and agree that Section 10.17(a) of the Agreement has been deleted pursuant to that certain letter, dated January 16, 1996, by the Bank to the Borrower.

         (u) Section 10.18 of the Agreement is deleted in its entirety.

         (v) The following new Sections 10.20 through 10.21 are added to the
Agreement:

                  "10.20. DISTRIBUTIONS. Borrower shall not make any Distributions to its shareholders.

                  10.21. CHANGE OF CONTROL. Borrower shall not (i) make or suffer a change of ownership of the outstanding capital stock of the Borrower such that Steven Mandell shall cease to own at least 7% of the outstanding capital stock of the Borrower, or
                  (ii) suffer or permit Steven Mandell to cease to be the chief executive officer of the Borrower and actively involved in the control of the day to day operations of the Borrower."


Section 8.        EVENTS OF DEFAULT

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
         8.1. Section 11.1(g) is amended to delete the dollar amount of "$100,000" and to substitute the amount "$200,000" therefor.

         8.2. Section 11.1(j) of the Agreement is deleted in its entirety.

         8.3. Section 11.1(n) of the Agreement is deleted in its entirety.

         8.4. Section 11.1 of the Agreement is amended to add the following subsections (n) and (o) thereto:

                  "(n) Any individual or group, as defined in Section 13(d) of the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, shall purchase more than 50% of the issued and outstanding Stock of the Borrower; and

                  (o) In any proxy contest pursuant to Section 14 of the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, over the opposition of the then-incumbent board of directors of the Borrower (whether or not such board of directors ultimately acquiesces therein), at any time after the date hereof, any stockholder or group of stockholders of the Borrower shall elect a majority of the members of the board of directors of the Borrower."

Section 9.        MISCELLANEOUS

         9.1. CONTINUED EFFECTIVENESS. Except as specifically amended by and/or inconsistent with this Third Amendment, all of the terms and conditions of the Agreement shall remain unchanged and in full force and effect and are hereby ratified, adopted and confirmed in all respects. All references to the Agreement in any Loan Document shall hereafter be deemed to refer to the Agreement as amended by this Third Amendment. This Third Amendment is a Loan Document.

         9.2. PAYMENT OF EXPENSES. Borrower shall pay the fees and expenses (including, but not limited to, reasonable attorneys' fees and expenses, notary fees, searches and recording fees) incurred by the Bank in connection with the preparation, negotiation, execution and delivery and enforcement of this Third Amendment and the documents executed and delivered in connection herewith and any and all renewals, modifications, amendments and waivers hereof and hereunder.

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

         9.3. ENTIRE AGREEMENT. This Third Amendment, together with the other Loan Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect to such subject matter.

         9.4. COUNTERPARTS. This Third Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement, and any party may execute this Third Amendment by signing any such counterpart.

         9.5. GOVERNING LAW. This Third Amendment shall be interpreted, and the rights and liabilities of the parties hereto, whether arising in contract or tort and howsoever pertaining to the parties' relationship, shall be determined in accordance with the laws of the State of New Jersey.

         9.6. HEADINGS. The section titles contained in this Third Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties.

                  IN WITNESS WHEREOF, the parties have executed this Third Amendment the day and year first above-written.

                                        PARTY CITY CORPORATION, a
                                        Delaware corporation



                                        By: /s/ David E. Lauber
                                            -------------------------
                                        Name:  David E. Lauber
                                        Title: Chief Financial Officer



                                        PNC BANK, NATIONAL
                                        ASSOCIATION



                                        By: /s/ David M. Kreitzberg
                                            --------------------------
                                        Name:  David M. Kreitzberg
                                        Title: Vice President


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